UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2021

ARIES I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40421	98-1578649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Lime Tree Bay, P.O. Box 1569

Grand Cayman, Cayman Islands KY-1110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (630) 386-5288

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	RAMMU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	RAM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RAMMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew Lester to the Board

On July 29, 2021, the Board appointed Andrew Lester to serve on the Board as a Class II director.

Mr. Lester, the Company’s Chief Risk Officer, has over 40 years of experience building and managing businesses. He, along with his brother, built a 10-person team at Donaldson, Lufkin & Jenrette (“DLJ”) that specialized in providing research coverage to hedge funds, family offices, and managing retail capital for 17 years. After DLJ was sold to Credit Suisse, their team moved to ABN-AMRO where he was Managing Director and Co-Head of Hedge Fund sales and research. Subsequently, he was COO of Sigma Capital, a division of SAC Capital Advisors, and later a Portfolio Manager at the firm responsible for investing in syndicate deals globally. He has also served as COO of Convector Capital and was the co-founder of two hedge funds. Since 2017, Mr. Lester has been providing consulting services, including due diligence of prospective investments, for Andrew Lester Consulting LLC. From 2019-2020 Mr. Lester served as Co-Head of Origination & Investments at ShareNett, a multi-family office investment platform. Mr. Lester also serves as a sales broker for Ceros Financial, a role he began in 2020.

Mr. Lester will serve as a director until the Company’s second annual meeting of shareholders. Mr. Lester is not a party to any arrangement or understanding with any person pursuant to which he was appointed as director nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Appointment of Mark Mykityshyn to the Audit Committee

On July 29, 2021, Mark Mykityshyn was appointed as a member of the Audit Committee of the Board. The Board has determined that Mr. Kykityshyn meets the independence requirements of the listing standards of the Nasdaq Stock Exchange and is financially literate.

Appointment of Chris Perry as an Advisor to the Board

On July 29, 2021, the Board appointed Chris Perry as an advisor to the Board.

A copy of the press release issued by the Company announcing the appointments of Mr. Lester and Mr. Perry is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 4, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIES I ACQUISITION CORPORAITON

By:	/s/ Paul Wolfe
	Name:	Paul Wolfe
	Title:	Chief Operating Officer

Dated: August 4, 2021